UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 15, 2008

VELOCITY EXPRESS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28452	87-0355929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Morningside Drive North Bldg. B, Suite 300 Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (203) 349-4160

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mark Carlesimo, general counsel of the Company, had been a party to an employment contract with CD&L, Inc. CD&L was acquired by the Company in 2006. Pursuant to change in control provisions in that employment agreement triggered by the CD&L acquisition, Mr. Carlesimo was entitled to terminate his employment and receive $576,996 plus certain other benefits.

In order to induce Mr. Carlesimo to remain as an employee of the Company and to waive those benefits, the Company on August 15, 2008 agreed to extend the term of Mr. Carlesimo’s employment agreement to December 31, 2010, and to pay Mr. Carlesimo additional monthly compensation commencing January 2009 equal to $10,000 per month, and a payment equal to $346,990 in December 2010, subject to acceleration upon termination of employment. Mr. Carlesimo may elect to take those payments in cash or, subject to any requisite, regulatory, shareholder or corporate approvals, in a fixed number of freely tradable shares of the Company’s common stock determined based on the August 15, 2008 stock price.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VELOCITY EXPRESS CORPORATION

By:	/s/ Edward W. Stone
Name:	Edward W. Stone
Title:	Chief Financial Officer

Date: August 21, 2008